                                                                    Exhibit 99.2


          Unaudited Pro Forma Condensed Combining Financial Information


The unaudited pro forma condensed combining financial information for Commerce One, Inc. ("Commerce One") set forth below gives effect to the acquisition of Mergent Systems, Inc. ("Mergent"). The historical financial information has been derived from, and is qualified by reference to, the condensed consolidated financial information of Commerce One for the period ended December 31, 1999 and the financial statements of Mergent included elsewhere herein and should be read in conjunction with those financial statements and the notes thereto. The unaudited pro forma condensed combining statement of operations data for the year ended December 31, 1999 set forth below give effect to the acquisition as if it occurred on January 1, 1999. The unaudited pro forma condensed combining balance sheet as of December 31, 1999 set forth below gives effect to the acquisition of Mergent as if it occurred on that date. The information set forth below should be read in conjunction with the consolidated financial statements and notes thereto of Commerce One which will be included in its Annual Report on Form 10-K for the year ended December 31, 1999 to be filed with the Securities and Exchange Commission. The unaudited pro forma condensed combining financial information does not purport to represent what the consolidated results of operations or financial condition of Commerce One would actually have been if the Mergent acquisition had in fact occurred on such dates or the future consolidated results of operations or financial condition of Commerce One.

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

                               Commerce One, Inc.
              Unaudited Pro Forma Condensed Combining Balance Sheet

                                December 31, 1999
                                 (IN THOUSANDS)


                                                              HISTORICAL
                                           -------------------------------------------------     -------------- ---------------

                                                                MERGENT                            PRO FORMA      PRO FORMA
                                             COMMERCE ONE    SYSTEMS, INC.                         BUSINESS        COMBINED
                                             DECEMBER 31,     DECMBER 31,                         COMBINATION    DECEMBER 31,
                                                 1999             1999          COMBINED          ADJUSTMENTS        1999
                                           ----------------- --------------- ---------------     -------------- ---------------
ASSETS
Current assets:
    Cash and cash equivalents                    $51,792          $  1,117         $52,909  (3)    $   (10,000)       $42,909
    Short-term investments                        72,814                 -          72,814                             72,814
    Accounts receivable, net                      15,845                 -          15,845                             15,845
    Prepaid  expenses  and  other
       current assets                              4,656                53           4,709                              4,709
                                               ----------------- --------------- ---------------     -------------- ---------------
Total current assets                             145,107             1,170         146,277             (10,000)       136,277

Property and equipment, net                       11,892               187          12,079                             12,079
Other assets                                           -                67              67                                 67
Intangibles assets, net                          227,611                 -         227,611 (1)(3)      141,877        369,488
                                           ----------------- --------------- ---------------     -------------- ---------------
Total assets                                    $384,610            $1,424        $386,034            $131,877       $517,911
                                           ================= =============== ===============     ============== ===============

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
    Accounts payable                            $  6,885          $    179       $   7,064           $              $   7,064
    Accrued compensation and related               3,972                 -           3,972                              3,972
       expenses
    Current   portion  of  capital   lease           274                 3             277                                277
    obligation
    Current portion of notes payable                 411                 -             411                                411
    Deferred revenue                              40,414                60          40,474                             40,474
    Other current liabilities                     15,671                 -          15,671  (3)            268         15,939
                                           ----------------- --------------- ---------------     -------------- ---------------
Total current liabilities                         67,627               242          67,869                 268         68,137

Capital lease obligations                              -                 4               4                                  4
Notes payable                                        262                 -             262                                262



Stockholders' equity:
    Convertible preferred stock                        -             2,449           2,449  (5)         (2,449)             -
    Common Stock                                 423,839             1,337         425,176 (1)(3)(5)   136,592        561,768
    Deferred stock compensation                   (4,110)             (978)         (5,088) (5)            978         (4,110)
    Note receivable from stockholders                  -               (40)            (40) (5)             40              -
    Accumulated deficit                         (102,556)           (1,590)       (104,146)(1)(5)       (3,552)      (107,698)

    Accumulated other comprehensive loss            (452)                -            (452)                  -           (452)
                                           ----------------- --------------- ---------------     -------------- ---------------
Total stockholder' equity                        316,721             1,178         317,899             131,609        449,508
                                           ----------------- --------------- ---------------     -------------- ---------------
Total liabilities and stockholders' equity      $384,610          $  1,424        $386,034            $131,877       $517,911
                                           ================= =============== ===============     ============== ===============

SEE ACCOMPANYING NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINING FINANCIAL INFORMATION.

        Unaudited Pro Forma Condensed Combining Statements of Operations

                          Year ended December 31, 1999
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)



                                                              HISTORICAL
                                        -------------------------------------------------
                                                               MERGENT                         PRO FORMA
                                        COMMERCE ONE        SYSTEMS, INC.                       BUSINESS       PRO FORMA
                                        DECEMBER 31,        DECEMBER 31,                      COMBINATION     DECEMBER 31,
                                            1999                1999          COMBINED        ADJUSTMENTS         1999
                                        ---------------- ------------------ --------------   --------------- ----------------
Revenues:
    License fees                              $24,571         $       33          $24,604        $       -        $24,604
    Services                                    8,986                  -            8,986                -          8,986
                                        ---------------- ------------------ --------------   --------------- ----------------
    Total revenues                             33,557                 33           33,590                -         33,590


Cost of revenues:
    License fees                                  484                  -              484                -            484
    Services                                   15,586                  -           15,586                -         15,586
                                        ---------------- ------------------ --------------   --------------- ----------------
Total cost of revenue                          16,070                  -           16,070                -         16,070


Gross profit                                   17,487                 33           17,520                -         17,520


Operating expenses:
    Sales and marketing                        31,547                460           32,007                -         32,007
    Product development                        20,496                374           20,870                -         20,870
    General and administrative                  5,050                532            5,582                           5,582
    Purchased in-process research and
       development                              9,374                  -            9,374                -          9,374
    Amortization of deferred stock
       compensation                             2,323                285            2,608                -          2,608
    Amortization of goodwill and
       other intangible assets                 11,133                  -           11,133(2)        28,882         40,015
                                        ---------------- ------------------ --------------   --------------- ----------------
Total operating expenses                       79,923              1,651           81,574           28,882        110,456
                                        ---------------- ------------------ --------------   --------------- ----------------
Loss from operations                          (62,436)            (1,618)         (64,054)         (28,882)       (92,936)
Interest income, net                            3,302                 11            3,313                -          3,313
Provision for income taxes                      4,188                  -            4,188                -          4,188
                                        ---------------- ------------------ --------------   --------------- ----------------
Net loss                                     $(63,322)           $(1,607)        $(64,929)        $(28,882)      $(93,811)
                                        ================ ================== ==============   =============== ================
Basic and diluted net loss per share          $(2.60)                                                             $(3.72)
                                        ================                                                     ================
Number of shares used in calculation of
    basic and diluted net loss per
    share (4)                                 24,374                                                              25,245
                                        ===================                                                  ================

SEE ACCOMPANYING NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINING FINANCIAL INFORMATION.


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

     Notes to Unaudited Pro Forma Condensed Combining Financial Information

Commerce One acquired Mergent on January 7, 2000 in a transaction accounted for as a purchase. The total purchase cost was approximately $148.2 million consisting of approximately 871,000 shares of Commerce One common stock with a fair value of approximately $122.6 million, the assumption of outstanding stock options with a fair value of approximately $15.3 million, cash of $10.0 million and transaction costs of approximately $268,000.

Pro forma adjustments for the unaudited pro forma condensed combining balance sheet as of December 31, 1999 and statements of operations for the period ended December 31, 1999 are as follows:

1.   To reflect the preliminary allocation of the purchase cost.

     The total estimated purchase price for the acquisition has been allocated on a preliminary basis to assets and liabilities of Mergent based on management's best estimates of their fair value with the excess costs over the net assets acquired allocated to goodwill. The preliminary allocation has resulted in a charge for purchased in-process research and development estimated to be $5.1 million and estimated goodwill and identified intangible assets of $141.9 million which is being amortized over a period of one to five years. This allocation is subject to change pending a final analysis of the value of the assets acquired and liabilities assumed.

2. To reflect amortization of goodwill and other intangible assets resulting from the acquisition.

     The pro forma condensed combining statement of operations for the year ended December 31, 1999 does not include the charge for purchased research and development of approximately $5.1 million since it is considered a non-recurring charge. The charge will be recorded by Commerce One in the three months ended March 31, 2000.

3.   To reflect the acquisition of all of the outstanding stock of Mergent.

4. Basic and diluted net loss per share has been adjusted to reflect the issuance of approximately 871,000 shares of Commerce One common stock, as if these shares had been outstanding for the entire period. Dilutive options and warrants are excluded from the computation as their effect is antidilutive.

5. To reflect the elimination of the historical shareholder's equity accounts of Mergent.


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